UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: April 25, 2018

(Date of earliest event reported)

BioVie Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-190635	46-2510769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Cummings Center, Suite 247-C, Beverly, MA		01915
(Address of principal executive offices)		(Zip Code)

(312) 283-5793

(Registrant’s telephone number, including area code)

NanoAntibiotics, Inc.

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation.

On April 25, 2018, BioVie Inc. ("BioVie" or “Company”) received a short-term convertible loan in the amount of $100,000 from Mr. Cuong Do, who is a member of its Board of Directors. Under the terms of the loan, BioVie must repay the principle amount of the loan in full plus simple interest of 10 percent not later than July 25, 2018. BioVie also has the right, instead, at any time up to and including the maturity date of the loan, to convert the outstanding balance of the loan into BioVie stock to be issued to Mr. Do at a conversion price of 2.5 cents per share. Alternatively, Mr. Do also has the right to require such conversion during that same period of time by forgoing all accrued interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2018	BIOVIE INC.

	By:	/s/ Jonathan Adams
Jonathan Adams
Chief Executive Officer

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